EXHIBIT 4.4

FORM OF

WARRANT AGREEMENT

by and between

CAZADOR ACQUISITION CORPORATION LTD.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
______________

Dated as of [ ], 2010
______________

TABLE OF CONTENTS

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TABLE OF CONTENTS

(continued)

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WARRANT AGREEMENT

This WARRANT AGREEMENT (this “Agreement”) is made as of [ ], 2010, by and between Cazador Acquisition Corporation Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”).

WHEREAS, in connection with its formation, the Company issued and sold to Cazador Sub Holdings Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Sponsor”), an aggregate of 1,437,500 ordinary shares, par value $0.0001 per share, of the Company (each, an “Ordinary Share”) (including an aggregate of up to 187,500 Ordinary Shares that are subject to forfeiture on a pro rata basis to the extent that the underwriters’ over-allotment option is not exercised in full) (the “Founders’ Shares”).

WHEREAS, the Sponsor has agreed to purchase from the Company an aggregate of 4,940,000 warrants at a price of $0.50 per warrant in a private placement that will occur immediately prior to the Initial Public Offering (as defined below), each such warrant entitling the holder thereof to purchase one Ordinary Share for $7.50, subject to adjustment, as described herein (such warrants, the “Founders’ Warrants”).

WHEREAS, the Sponsor has agreed not to sell or transfer the Founders’ Warrants (other than to Permitted Transferees as defined below) until six months after the date of the consummation by the Company of an Initial Business Combination (as defined below);

WHEREAS, the Company has filed a registration statement (the “Registration Statement”) on Form F-1 under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission in connection with an initial public offering (the “Initial Public Offering”) of 5,000,000 units (or up to 5,750,000 units if and to the extent that the underwriters exercise their over-allotment option in full) (the “Public Units”), each consisting of one Ordinary Share and one warrant entitling the holder thereof to purchase one Ordinary Share for $7.50, subject to adjustment as described herein (such warrants, the “Public Warrants”);

WHEREAS, the Public Warrants and the Founders’ Warrants are sometimes collectively referred to herein as the “Warrants;”

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption, exercise and cancellation of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed that are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I
APPOINTMENT OF WARRANT AGENT

The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

ARTICLE II
WARRANTS

2.1          Form of Warrant.  Each Public Warrant shall be issued in registered form only in substantially the form of Exhibit A hereto and each Founder Warrant shall be issued in registered form only in substantially the form of Exhibit B hereto, the provisions of which exhibits are incorporated herein.  Each Warrant shall be signed by, or bear the facsimile signature of, any one of the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Treasurer or Secretary of the Company.  In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to serve in such capacity at the date of issuance.  All of the Public Warrants shall initially be represented by one or more book-entry certificates (each, a “Book-Entry Warrant Certificate”).

2.2          Effect of Countersignature.  Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3          Registration.

(a)           Warrant Register.  The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of issuance and the registration of transfer of the Warrants.  Upon the issuance of the Warrants, the Warrant Agent shall issue and register such Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.  All of the Public Warrants shall initially be represented by one or more Book-Entry Warrant Certificates deposited with The Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository.  Ownership of beneficial interests in the Public Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depository or its nominee for each Book-Entry Warrant Certificate, or (ii) institutions that have accounts with the Depository (each such institution, with respect to a Public Warrant in its account, a “Participant”).

If the Depository subsequently ceases to make its book-entry settlement system available for the Public Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement.  In the event that the Public Warrants are not eligible for, or it is no longer necessary to have the Public Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive certificates representing the Warrants (“Definitive Warrant Certificates”).

(b)           Beneficial Owner; Registered Holder.  The term “beneficial owner” shall mean, on or after the Detachment Date (as defined below), any person in whose name ownership of a beneficial interest in the Public Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee, and prior to the Detachment Date, the person in whose name the Public Unit of which such Public Warrant or part thereof was originally a part, as registered upon the register relating to such Public Units.  Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“Registered Holder”) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4          Detachability of Warrants.  The securities comprising the Public Units will not be separately transferable until 5 trading days after the earlier to occur of (i) the termination of the underwriters’ option to purchase up to 750,000 additional Public Units to cover over-allotments or (ii) the exercise in full of such option (the “Detachment Date”) subject in either case to the Company having filed a Report of Foreign Private Issuer on Form 6-K (a “Form 6-K”) or a Current Report on Form 8-K (a "Form 8-K") as applicable with the Securities and Exchange Commission containing an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Initial Public Offering, including the proceeds received by the Company from the exercise of the underwriters’ over-allotment option, and having issued a press release announcing when the separate trading of such securities will begin. If the over-allotment option is exercised after the initial filing of a Form 6-K or Form 8-K as applicable, the Company shall file an amendment to the Form 6-K or Form 8-K as applicable to provide updated financial information to reflect the exercise and consummation of the over-allotment option.  The Company shall include in such Form 6-K or Form 8-K as applicable, or an amendment thereto, or in a subsequent Form 6-K or Form 8-K as applicable, information indicating the date on which separate trading of the Ordinary Shares and Public Warrants will begin.  For purposes of this Agreement, “Business Day” shall mean any day on which the Depository is open for trading.

2.5          Founders’ Warrants.  The Founders’ Warrants shall have the same terms and be in the same form as the Public Warrants, except that:

(i)           the Founders’ Warrants may not be exercised unless and until the date that is six months after the consummation of an Initial Business Combination;

(ii)          the Founders’ Warrants will be non-redeemable as long as they are held by the Sponsor or its Permitted Transferees;

(iii)         the Founders’ Warrants may be exercised on a Cashless Basis (as defined below) at the election of the holder, so long as they are held by the Sponsor or its Permitted Transferees;

(iv)         the Founders’ Warrants are not transferable or salable except to a Permitted Transferee until six months after the consummation of an Initial Business Combination.

“Initial Business Combination” means the Company’s initial business combination, through a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more operating businesses or assets.

“Permitted Transferee” means a person or entity that receives such securities pursuant to a transfer (i) to one or more of the Company’s officers, directors or initial unitholders, (ii) to an affiliate or an affiliated entity under common control with the transferor, (iii) to an entity’s beneficiaries upon its liquidation or distribution, (iv) to relatives and trusts for estate planning purposes, (v) by virtue of the laws of descent and distribution upon death, (vi) by private sales with respect to up to 33% of the Sponsor Shares made at or prior to the consummation of an Initial Business Combination at prices no greater than the price at which the Sponsor Shares were originally purchased (approximately $0.017 per share), or (vii) pursuant to a qualified domestic relations order; and in each case the transferee enters into a written agreement agreeing (i) to be bound by the transfer restrictions described above, (ii) to vote in accordance with the majority of the Ordinary Shares voted by public shareholders and (iii) to waive any rights to participate in any liquidation distribution if the Company fails to consummate an Initial Business Combination and, in the case of the Founders’ Shares subject to forfeiture, agreeing to forfeit such Founders’ Shares to the extent that the underwriters’ over-allotment option is not exercised.

ARTICLE III
TERMS AND EXERCISE OF WARRANTS

3.1          Warrant Price.  Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of Ordinary Shares stated therein, at the price of $7.50 per whole share, subject to the adjustments provided in Article IV hereof.  The term “Warrant Price” as used in this Agreement refers to the price per share at which Ordinary Share may be purchased at the time a Warrant is exercised.

3.2          Duration of Warrants.  A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the later of the consummation by the Company of an Initial Business Combination, and the first anniversary of the date of the final prospectus that forms a part of the Registration Statement, and terminating on the fifth anniversary of the date from the completion of the Initial Business Combination or earlier upon redemption by the Company as provided in Article VI of this Agreement (“Expiration Date”); provided, however, that, (i) the Public Warrants shall not be exercisable and the Company shall not be obligated to issue Ordinary Shares in respect thereof unless, at the time a holder seeks to exercise such Public Warrants, a registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants is effective and a current prospectus is available for use or such issuance is deemed to be exempt under the securities laws of the state of residence of the holder of such Warrants and (ii) the Founders’ Warrants may not be exercised until six months after the consummation of an Initial Business Combination.  Except with respect to the right to receive the Redemption Price (as set forth in Article VI hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m., New York time on the Expiration Date.  The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that any extension of the duration of the Warrants must apply equally to all of the Warrants. Should the Company wish to extend the Expiration Date of the Warrants, the Company shall provide advance notice to any stock exchange on which the Warrants are listed in accordance with the requirements of such exchange.

3.3          Exercise of Warrants.

(a)           Payment.  Subject to the provisions of the Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by delivering, not later than 5:00 p.m., New York time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at the office of the Warrant Agent, or at the office of its successor as Warrant Agent (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, (ii) an election to purchase in the form attached hereto as part of Exhibit A or Exhibit B (the “Election to Purchase”), as applicable, the Ordinary Shares underlying the Warrants to be exercised, properly completed and executed, or in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depository’s procedures and (iii) the Warrant Price for each full Ordinary Share as to which the Warrants are exercised and any and all applicable taxes due in connection with the exercise of the Warrants, the exchange of the Warrants for Ordinary Shares, and the issuance of the Ordinary Shares in full, in lawful money of the United States, by certified check payable to the Company; provided, however, that the holders of the Founders’ Warrants may pay the Warrant Price by surrendering the Founders’ Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the difference between the Fair Market Value and the Warrant Price by (y) the Fair Market Value (a “Cashless Basis”); and provided, further, that upon exercising its option to redeem the Redeemable Warrants (as defined below), the Company may exercise its option to require all Registered Holders of Redeemable Warrants that elect to exercise their Redeemable Warrants prior to the scheduled redemption date to exercise such Redeemable Warrants on a Cashless Basis.  “Fair Market Value” means the average last sales price of the Ordinary Shares in the principal trading market for the Ordinary Shares as reported by any national securities exchange or quoted on the FINRA OTC Bulletin Board (or successor exchange), as the case may be, for the 10 consecutive trading days ending on the third trading day preceding the date on which the notice of redemption is sent to the holders of Redeemable Warrants.

(i)           If any of (A) the Definitive Warrant Certificate or the Book-Entry Warrant Certificate, (B) the Election to Purchase or (C) the Warrant Price therefor, is received by the Warrant Agent after 5:00 p.m., New York time, on a specified day or if such day is not a Business Day, the Warrants will be deemed to be received and exercised on, and the applicable Exercise Date shall be the Business Day next succeeding such day.  If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Registered Holder or the Participant, as the case may be, as soon as practicable.  In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.  The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the Registered Holder and the Warrant Agent.  Neither the Company nor the Warrant Agent shall have any obligation to inform a Registered Holder of the invalidity of any exercise of Warrants.

(ii)           The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company at the end of each Business Day on which funds for the exercise of the Warrants are received and of the amount so deposited to its account.  The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

(iii)           The Warrant Agent shall, by 11:00 a.m. New York time on the Business Day following the Exercise Date of any Warrant, advise the Company and the transfer agent and registrar in respect of (a) the Ordinary Shares issuable upon such exercise in accordance with the terms and conditions of this Agreement, (b) the instructions of each Registered Holder or Participant, as the case may be, with respect to delivery of the Shares issuable upon such exercise, and the delivery of Definitive Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise, (c) in case of a Book-Entry Warrant Certificate, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (d) such other information as the Company or such transfer agent and registrar shall reasonably require.

(iv)           The Company shall, by 5:00 p.m., New York time, on the third Business Day next succeeding the Exercise Date of any Warrant and the clearance of the funds in payment of the Warrant Price, execute, issue and deliver to the Warrant Agent, the Ordinary Shares to which such Registered Holder or Participant, as the case may be, is entitled, in fully registered form, registered in such name or names as may be directed by such Registered Holder or the Participant, as the case may be.  Upon receipt of such Ordinary Shares, the Warrant Agent shall, by 5:00 p.m., New York time, on the fifth Business Day next succeeding such Exercise Date, transmit such Ordinary Shares to or upon the order of the Registered Holder or the Participant, as the case may be.

(v)           In lieu of delivering physical certificates representing the Ordinary Shares issuable upon exercise, provided the Company’s transfer agent is participating in the Depository Fast Automated Securities Transfer program, the Company shall use its reasonable efforts to cause its transfer agent to electronically transmit the Ordinary Shares issuable upon exercise to the Registered Holder or the Participant by crediting the account of the Registered Holder’s prime broker with the Depository or of the Participant through its Deposit Withdrawal Agent Commission system.  The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

(vi)           The accrual of dividends, if any, on the Ordinary Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to the Ordinary Shares.  Starting with the Exercise Date, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Ordinary Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Ordinary Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Ordinary Shares.

(vii)           Subject to Section 4.7, Warrants may be exercised only in whole numbers of Ordinary Shares.  If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and countersigned by the Warrant Agent as provided in Article II hereof, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder.  If fewer than all the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

(b)          Issuance of Certificates.  Notwithstanding the foregoing, and subject to Section 7.4 of this Agreement, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless (i) a registration statement under the Securities Act with respect to the issuance of Ordinary Shares upon exercise of the Warrants is effective, and (ii) the issuance of the Ordinary Shares upon the exercise of the Warrants is qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the Registered Holders reside.  Warrants may not be exercised by, or securities issued to, any Registered Holder without a current prospectus or in any state in which such exercise would be unlawful.  As a result of the provisions of this Section 3.3(b), any or all of the Warrants may expire unexercised.  In no event shall the Registered Holder of a Warrant be entitled to receive any monetary damages if the issuance of the Ordinary Shares underlying the Warrants has not been registered by the Company pursuant to an effective registration statement or if a current prospectus is not available for delivery by the Warrant Agent; provided, that the Company has fulfilled its obligation to use its best efforts to effect such registration and ensure a current prospectus is available for delivery by the Warrant Agent.

(c)          Valid Issuance.  All Ordinary Shares issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

(d)          Date of Issuance.  Each person in whose name any such certificate for Ordinary Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the Exercise Date in accordance with Section 3.3(a), irrespective of the date of delivery of such certificate to the holder, except that, if delivery of the items set forth in Section 3.3(a) occurs after 5:00 p.m., New York time, on any Business Day during the Exercise Period, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding Business Day.

3.4          No Cash Settlement.  Notwithstanding anything to the contrary contained in this Agreement, under no circumstances will the Company be required to settle any Warrant exercise for cash, whether by net cash settlement or otherwise.

ARTICLE IV
ADJUSTMENTS

4.1          Share Dividends; Split-Ups.  If after the date hereof, and subject to the provisions of Section 4.7, the number of outstanding Ordinary Shares is increased by a share dividend payable in Ordinary Shares, or by a split-up or a reverse split-up of Ordinary Shares, or other similar event, then, on the effective date of such share dividend, split-up, reverse split-up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be increased or decreased in proportion to such increase in outstanding Ordinary Shares.

4.2          Aggregation of Shares.  If after the date hereof, and subject to the provisions of Section 4.7, the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Ordinary Shares.

4.3          Adjustments in Warrant Price.  Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, each of the Warrant Price and the Floor Price (as defined below) shall be adjusted (to the nearest cent) by multiplying such Warrant Price and Floor Price, as the case may be, immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which shall be the number of Ordinary Shares so purchasable immediately thereafter; provided, that, with respect to any adjustment occurring prior to the consummation of the Initial Public Offering, the Company may determine (with the consent of the Sponsor) not to adjust the Warrant Price and the Floor Price.

4.4          Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the Ordinary Shares (other than a change covered by Section 4.1 or 4.2 hereof or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Registered Holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Registered Holder of the number of Ordinary Shares of the Company obtainable upon exercise of the Warrants immediately prior to such event; and if any reclassification also results in a change in Ordinary Shares covered by Sections 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4.4.  The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.5          Extraordinary Dividends.  If the Company, at any time during the Exercise Period, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares (or other shares of the Company’s capital into which the Warrants are convertible), other than (i) as described in Sections 4.1, 4.2 or 4.4, (ii) regular quarterly or other periodic dividends, (iii) in connection with the shareholder redemption rights of the holders of Ordinary Shares upon consummation by the Company of an Initial Business Combination or (iv) in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate an Initial Business Combination (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price and the Floor Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each Ordinary Share (or other shares of the Company’s capital into which the Warrants are convertible) in respect of such Extraordinary Dividend.

4.6          Notices of Changes in Warrant.  Upon every adjustment of the Warrant Price, Floor Price or the number of shares issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price or Floor Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3, 4.4 or 4.5, then, in any such event, the Company shall give written notice to each Registered Holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7          No Fractional Shares.  Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants.  If, by reason of any adjustment made pursuant to this Article IV or by reason of any cashless exercise pursuant to Sections 3.3(a) or 6.1, the Registered Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of Ordinary Shares to be issued to the Registered Holder.

4.8          Form of Warrant.  The forms of Warrants need not be changed because of any adjustment pursuant to this Article IV, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement.  However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.9          Notice of Certain Transactions.  In the event that the Company shall propose to (a) offer the holders of its Ordinary Shares rights to subscribe for or to purchase any securities convertible into Ordinary Shares or shares of any class or any other securities, rights or options, (b) issue any rights, options or warrants entitling the holders of Ordinary Shares to subscribe for Ordinary Shares or (c) make a tender offer, redemption offer or exchange offer with respect to the Ordinary Shares, the Company shall send to the Registered Holders a notice of such proposed action or offer.  Such notice shall be mailed to the Registered Holders at their addresses as they appear in the Warrant Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Ordinary Shares, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Ordinary Shares and on the number and kind of any other shares and on other property, if any, and the number of Ordinary Shares and other property, if any, issuable upon exercise of each Warrant and the Warrant Price or Floor Price after giving effect to any adjustment pursuant to this Article IV that would be required as a result of such action.  Such notice shall be given as promptly as practicable after the Company’s Board of Directors has determined to take any such action and (x) in the case of any action covered by clause (a) or (b) above at least 10 days prior to the record date for determining the holders of Ordinary Shares for purposes of such action or (y) in the case of any other such action at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Ordinary Share, whichever shall be the earlier.

ARTICLE V
TRANSFER AND EXCHANGE OF WARRANTS

5.1          Transfer of Warrants.  Prior to the Detachment Date, the Public Warrants may be transferred or exchanged only as part of the Public Units in which such Warrants are included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Public Unit.  For the avoidance of doubt, each transfer of a Public Unit on the register relating to such Public Units shall operate also to transfer the Warrants included in such Public Unit.

5.2           Registration of Transfer.  Subject to Section 5.3 below, the Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer.  Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent.  The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.3           Procedure for Surrender of Warrants.  Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.  Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Warrant certificate or Warrant certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

5.4           Fractional Warrants.  The Warrant Agent shall not be required to effect any registration of transfer or exchange that will result in the issuance of a Warrant certificate for a fraction of a Warrant.

5.5           Service Charges.  No service charge shall be made for any exchange or registration of transfer of Warrants.

5.6           Warrant Execution and Countersignature.  The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Article V, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

ARTICLE VI
REDEMPTION

6.1           Redemption.  Subject to Section 6.4 hereof, not less than all of the outstanding Warrants (other than any Founders’ Warrants that are held by the Sponsor or any Permitted Transferee) may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.01 per Warrant (the “Redemption Price”); provided, however, that the last sales price of the Ordinary Shares on the Nasdaq Capital Market, or other national securities exchange on which the Ordinary Shares may be traded, has been equal to or greater than $15.00 per share (the “Floor Price”) for any 20 trading days on which trading occurs within a 30 trading day period ending three Business Days prior to the date on which notice of redemption is given (the “30-day redemption period”); and provided, further that with respect to the Public Warrants only, a registration statement under the Securities Act relating to the Ordinary Shares issuable upon the exercise of the Warrants is effective and expected to remain effective to and including the redemption date, and a prospectus relating to the Ordinary Shares issuable upon the exercise of the Warrants is available throughout the 30-day redemption period.  If the foregoing conditions are satisfied, and such Warrants are called for redemption, each Registered Holder will be entitled to exercise their Warrants prior to the date scheduled for redemption.

6.2           Date Fixed for, and Notice of, Redemption.  In the event the Company shall elect to redeem all of the outstanding Warrants (other than any Founders’ Warrants that are held by the Sponsor or any Permitted Transferee) pursuant to Section 6.1 (the “Redeemable Warrants”), the Company shall fix a date for the redemption.  Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the Registered Holders of the Redeemable Warrants at their last addresses as they shall appear in the Warrant Register.  Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date sent whether or not the Registered Holder received such notice.

6.3           Exercise After Notice of Redemption.  The Redeemable Warrants may be exercised at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the time and date fixed for redemption; provided, however, that the Company has the option to require all Registered Holders of the Redeemable Warrants who elect to exercise their Redeemable Warrants prior to the date scheduled for redemption to exercise their Redeemable Warrants on a Cashless Basis.  On and after the redemption date, the Registered Holder of the Redeemable Warrants shall have no further rights except to receive the Redemption Price upon surrender of the Redeemable Warrants.

6.4           Outstanding Warrants Only.  The Company understands that the redemption rights provided for by this Article VI apply only to outstanding Redeemable Warrants.  To the extent a person holds rights to purchase Redeemable Warrants, such purchase rights shall not be extinguished by redemption.  However, once such purchase rights are exercised, the Company may redeem the Redeemable Warrants issued upon such exercise, provided that the criteria for redemption are met, including the opportunity of the Redeemable Warrant holders to exercise prior to the time and date fixed for redemption pursuant to Section 6.3.

ARTICLE VII
OTHER PROVISIONS RELATING TO
RIGHTS OF HOLDERS OF WARRANTS

7.1           No Rights as Shareholder.  A Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights, to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders for the election of directors of the Company or any other matter.

7.2          Lost, Stolen, Mutilated, or Destroyed Warrants.  If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3          Reservation of Ordinary Share.  The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4          Registration of Ordinary Share.  If the Company consummates an Initial Public Offering, the Company agrees that prior to the commencement of the Exercise Period, it shall file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement, or a new registration statement, for the registration under the Securities Act of, and it shall take such action as may be necessary to qualify for sale, in those states in which the Public Warrants were initially offered by the Company, the issuance of the Ordinary Shares issuable upon exercise of the Public Warrants.  In either case, the Company shall use its best efforts to cause the same to become effective on or prior to the commencement of the Exercise Period and to maintain the effectiveness of such registration statement until the expiration of the Public Warrants in accordance with the provisions of this Agreement.

ARTICLE VIII
CONCERNING THE WARRANT AGENT AND OTHER MATTERS

8.1          Payment of Taxes.  The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Ordinary Shares upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or of such Ordinary Shares.

8.2          Resignation, Consolidation, or Merger of Warrant Agent.

(a)           Appointment of Successor Warrant Agent.  The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company.  If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or any Registered Holder (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost.  Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority.  After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

(b)           Notice of Successor Warrant Agent.  In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Ordinary Shares not later than the effective date of any such appointment.

(c)           Merger or Consolidation of Warrant Agent.  Any corporation or other entity into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3          Fees and Expenses of Warrant Agent.

(a)           Remuneration.  The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and shall reimburse the Warrant Agent upon written demand for all reasonable expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

(b)           Further Assurances.  The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4          Liability of Warrant Agent.

(a)           Reliance on Company Statement.  Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Treasurer or Secretary of the Company and delivered to the Warrant Agent.  The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

(b)          Indemnity.

(i)           The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith.  The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s negligence, willful misconduct or bad faith.

(ii)           In case any action arising out of this Agreement is brought against the Warrant Agent, the Company will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, and after notice from the Company to the Warrant Agent of its election so to assume the defense, the Company will not be liable to the Warrant Agent under this Section 8.4(b) for any legal or other expenses subsequently incurred by the Warrant Agent in connection with the defense thereof.  The Warrant Agent shall not, without the prior written consent of the Company, effect any settlement of any pending or threatened action hereunder.

(c)           Exclusions.  The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Article IV hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Ordinary Shares will when issued be valid and fully paid and nonassessable.

8.5          Acceptance of Agency.  The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of the Company’s Ordinary Shares through the exercise of Warrants.

8.6          Waiver.  The Warrant Agent hereby waives any and all right or set-off of any and all title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement to be entered into by and between the Company and Continental Stock Transfer and Trust Company as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the funds in the Trust Account for any reason whatsoever including, without limitation, pursuant to Section 8.4(b) hereunder, and to pursue any such Claims solely against the Company.

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.1          Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2          Notices.  Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Registered Holder to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Cazador Acquisition Corporation Ltd.
c/o Arco Capital Management LLC
7 Sheinovo Street
1504 Sofia, Bulgaria
Attn: Francesco Piovanetti, Co-Chief Executive Officer

Any notice, statement or demand authorized by this Agreement to be given or made by any Registered Holder or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attn:  Steve Nelson and Frank Di Paolo

9.3          Applicable Law.  The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws principles that would result in the application of the substantive laws of another jurisdiction.  The Company and the Warrant Agent hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York in the Borough of Manhattan or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company and the Warrant Agent hereby waive any objection to such exclusive jurisdiction and any claim that such courts represent an inconvenient forum.  Any such process or summons to be served upon the Company or the Warrant Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim; provided, that, such service shall not preclude any other manner of service permitted by law.

9.4          Persons Having Rights under this Agreement.  Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof.  All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5          Examination of the Warrant Agreement.  A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant.  The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.6          Counterparts.  This Agreement may be executed in any number of counterparts (which may be delivered by facsimile or other electronic means) and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

9.7          Effect of Headings.  The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8          Amendments.  This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders.  All other modifications or amendments shall require the written consent of the Registered Holders of a majority of the then outstanding Warrants, for which each Public Warrant shall have one vote and each Founders’ Warrant shall have one-half of one vote. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period in accordance with Sections 3.1 and 3.2, respectively, without such consent.

9.9          Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof or thereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

9.10        Entire Agreement.  This Agreement, in conjunction with that certain Sponsor Warrant Purchase Agreement dated [•], 2010, by and between Cazador Acquisition Corporation Ltd. and Cazador Sub Holdings Ltd., constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

CAZADOR ACQUISITION CORPORATION LTD.

By:

Name:

Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:

Name:

Title:

EXHIBIT A

Form of Public Warrant

The Ordinary Shares issuable upon exercise of the Warrants represented by this Warrant Certificate have not been registered under the Securities Act of 1933, as amended.  The Company shall not be obligated to deliver any such shares unless (i) a registration statement under the Securities Act with respect to the issuance of such shares upon exercise of the Warrants is effective or (ii) in the opinion of counsel to the Company, such registration statement is not required.

The securities represented by this Warrant Certificate (including the securities issuable upon the exercise of the Warrant) are subject to the terms and conditions set forth in the Warrant Agreement dated as of [ ], 2010, by and between the Company and the Warrant Agent (the “Warrant Agreement”).  Copies of such agreement may be obtained by the holder hereof at the Warrant Agent’s principal place of business without charge.

SPECIMEN WARRANT CERTIFICATE

NUMBER	WARRANTS

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 p.m.
NEW YORK CITY TIME, ON THE EXPIRATION DATE

CAZADOR ACQUISITION CORPORATION LTD.

CUSIP ______________

WARRANT

THIS CERTIFIES THAT, for value received is the Registered Holder of such number of Warrants set forth above (the “Warrants”), each such Warrant expiring at 5:00 p.m., New York time, on ___________, 2015, five years from the date of the completion of the initial business combination or earlier upon redemption by Cazador Acquisition Corporation Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”) in accordance with the terms hereof and entitling the holder to purchase one fully paid and non-assessable ordinary share (“Ordinary Share”), of the Company. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the consummation by the Company of an Initial Business Combination or (ii) _________, 2011, one year from the date of the final prospectus that forms a part of the Registration Statement, such number of Ordinary Shares of the Company at the price of $7.50 per share, as such price may be adjusted, upon surrender of this Warrant Certificate and payment of the Warrant Price on or prior to the expiration date at the offices of the Warrant Agent, Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of the Warrant Certificate completed and executed as indicated, accompanied by full payment of the Warrant Price, by certified check payable to the Company, for the number of warrants being exercised, but only subject to the conditions set forth herein and in the Warrant Agreement.  The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price, the Floor Price and the number of Ordinary Shares purchasable upon the exercise of each Warrant may, subject to certain conditions, be adjusted. In no event shall the Company be required to settle any Warrant exercise for cash, whether by net cash settlement or otherwise.  The term Warrant Price as used in this Warrant Certificate refers to the price per Ordinary Share at which Ordinary Shares may be purchased at the time the Warrant is exercised.

          No fraction of an Ordinary Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round up to the nearest whole number the number of Ordinary Shares to be issued to such warrant holder.

          Upon any exercise of the Warrant for less than the total number of full Ordinary Shares provided for herein, there shall be issued to the Registered Holder hereof or the Registered Holder’s assignee a new Warrant Certificate covering the number of Ordinary Shares for which the Warrant has not been exercised.

          Warrant Certificates, when surrendered at the offices of the Warrant Agent by the Registered Holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

          Upon due presentment for registration of transfer of the Warrant Certificate at the offices of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

          The Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Registered Holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          This Warrant does not entitle the Registered Holder to any of the rights of a shareholder of the Company.

Subject to Section 6.4 of the Warrant Agreement, the Company may redeem all, but not less than all, of the Public Warrants, at the option of the Company, at any time after such Warrants become exercisable and prior to their expiration, at the offices of the Warrant Agent, upon the notice referred to in Section 6.2 of the Warrant Agreement at the price of $0.01 per Warrant (the “Redemption Price”); provided, however, that the last sales price of the Ordinary Shares has been equal to or greater than the Floor Price on each of 20 trading days within any 30 trading day period ending three business days prior to the notice of redemption to warrant holders (the “30-day redemption period”); and provided, further that a registration statement under the Securities Act relating to the Ordinary Shares issuable upon exercise of the Warrants is effective and expected to remain effective to and including the redemption date, and a prospectus relating to the Ordinary Shares issuable upon exercise of the Warrants is available throughout the 30-day redemption period.  If the foregoing conditions are satisfied, and the Warrants are called for redemption, each Registered Holder will be entitled to exercise their Warrants prior to the date scheduled for redemption.  In the event the Company calls the Warrants for redemption pursuant to Section 6.1 of the Warrant Agreement, the Company shall have the option to require all holders of those Warrants who elect to exercise their Warrants prior to the date scheduled for redemption to exercise the Warrants on a cashless basis. If the Company requires holders of the Warrants to exercise the Warrants on a cashless basis, each holder of such Warrants shall pay the Warrant Price by surrendering such Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the difference between the Fair Market Value and the Warrant Price of the Warrants by (y) the Fair Market Value.  Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be canceled on the books of the Company and have no further value except for the $0.01 redemption price.

The securities represented by this Warrant Certificate (including the securities issuable upon the exercise of the Warrant) are subject to the terms and conditions set forth in the Warrant Agreement dated as of [ ], 2010, by and between the Company and the Warrant Agent (the “Warrant Agreement”).  Copies of such agreement may be obtained by the holder hereof at the Warrant Agent’s principal place of business without charge.

Capitalized terms used herein but not defined shall have the meaning set forth in the Warrant Agreement.

ELECTION TO PURCHASE

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise _______________________ Warrants represented by this Warrant Certificate, and to purchase the Ordinary Shares issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, __________________________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

___________________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint __________________________________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)

The signature to the assignment of the subscription form must correspond to the name written upon the face of this warrant certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Chicago Stock Exchange.

EXHIBIT B

Form of Founders’ Warrant

The securities represented by this Warrant Certificate (including the securities issuable upon exercise of the Warrant) have not been registered under the Securities Act of 1933, as amended.  The securities may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under the Securities Act or an opinion of counsel satisfactory to the Company that such registration statement is not required.

The securities represented by this Warrant Certificate (including the securities issuable upon the exercise of the Warrant) are subject to the terms and conditions, including certain restrictions on transfer, set forth in the Warrant Agreement dated as of   [ ], 2010, by and between the Company and the Warrant Agent (the “Warrant Agreement”).  Copies of such agreement may be obtained by the holder hereof at the Warrant Agent’s principal place of business without charge.

SPECIMEN WARRANT CERTIFICATE

NUMBER	WARRANTS

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 p.m.
NEW YORK CITY TIME, ON THE EXPIRATION DATE

CAZADOR ACQUISITION CORPORATION LTD.

CUSIP ______________

WARRANT

THIS CERTIFIES THAT, for value received is the Registered Holder of such number of Warrants set forth above (the “Warrants”), each such Warrant expiring at 5:00 p.m., New York time, on ___________, 2015, five years from the date of the completion of the initial business combination or earlier upon redemption by Cazador Acquisition Corporation Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”) in accordance with the terms hereof and entitling the holder to purchase one fully paid and non-assessable ordinary share (“Ordinary Share”), of the Company. The Warrant entitles the holder thereof to purchase from the Company, commencing six months from the consummation of an Initial Business, such number of Ordinary Shares of the Company at the price of $7.50 per share, as such price may be adjusted, upon surrender of this Warrant Certificate and payment of Warrant Price on or prior to the expiration date at the offices of the Warrant Agent, Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of the Warrant Certificate completed and executed as indicated, accompanied by full payment of the Warrant Price, by certified check payable to the Company or on a cashless basis as described in Section 3.3(a) of the Warrant Agreement and below, for the number of warrants being exercised, but only subject to the conditions set forth herein and in the Warrant Agreement.  In no event shall the Company be required to settle any Warrant exercise for cash, whether by net cash settlement or otherwise.  The term Warrant Price as used in this Warrant Certificate refers to the price per Ordinary Share at which Ordinary Shares may be purchased at the time the Warrant is exercised.

          No fraction of an Ordinary Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round up to the nearest whole number the number of Ordinary Shares to be issued to such holder.

          Upon any exercise of the Warrant for less than the total number of full Ordinary Shares provided for herein, there shall be issued to the Registered Holder hereof or the Registered Holder’s assignee a new Warrant Certificate covering the number of Ordinary Shares for which the Warrant has not been exercised.

          Warrant Certificates, when surrendered at the offices of the Warrant Agent by the Registered Holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

          Upon due presentment for registration of transfer of the Warrant Certificate at the offices of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

          The Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Registered Holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          This Warrant does not entitle the holder to any of the rights of a shareholder of the Company.

The Company may not redeem the Founders’ Warrants that are held by the Sponsor or any Permitted Transferee.

The securities represented by this Warrant Certificate (including the securities issuable upon the exercise of the Warrant) are subject to the terms and conditions set forth in the Warrant Agreement dated as of [ ], 2010, by and between the Company and the Warrant Agent (the “Warrant Agreement”).  Copies of such agreement may be obtained by the holder hereof at the Warrant Agent’s principal place of business without charge.

Capitalized terms used herein but not defined shall have the meaning set forth in the Warrant Agreement.

ELECTION TO PURCHASE

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise _________________ Warrants represented by this Warrant Certificate, and to purchase the Ordinary Shares issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ____________________________________________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

___________________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint
__________________________________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)

The signature to the assignment of the subscription form must correspond to the name written upon the face of this warrant certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Chicago Stock Exchange.